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                                                              May 4, 1998


Sherwood Brands, Inc.
6110 Executive Blvd.
Suite 1080
Rockville, Maryland 20852

Ladies and Gentlemen:

         On May 4, 1998, Sherwood Brands, Inc., a North Carolina corporation (the "Company"), filed with the Securities and Exchange Commission Amendment No. 2 to a Registration Statement (File No. 333-44655) on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the sale of up to (i) 1,782,500 shares (the "Public Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"), (ii) 891,250 redeemable warrants (the "Public Warrants"), each entitling the holder to purchase one share of Common Stock, (iii) 891,250 shares (the "Public Warrant Shares") of Common Stock issuable upon exercise of the Public Warrants, (iv) 155,000 warrants (the "Underwriter's Stock Warrants") granted by the Company to its underwriter (the "Underwriter") to purchase 155,000 shares of Common Stock, (v) 155,000 shares (the "Underwriter's Warrant Shares") of Common Stock issuable upon exercise of the Underwriter's Stock Warrants, (vi) 77,500 option warrants granted by the Company to the Underwriter (the "Underwriter's Option Warrants") to purchase 77,500 Public Warrants (the "Underwriter's Public Warrants" and together with the Public Warrants, the "Warrants"), each entitling the holder to purchase one share of Common Stock and (vii) 77,500 shares (together with the Public Warrant Shares, the "Warrant Shares") of Common Stock issuable upon the exercise of the Underwriter's Public Warrants. We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Articles of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the offering and the issuance of the above identified securities to be sold by the Company and related matters; (iii) the Registration Statement and exhibits thereto; and
(iv) such other documents and instruments that we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.
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         Based upon the foregoing examination, and subject to the
qualifications set forth below, we are of the opinion that (i) the Public Shares and the Warrants have been duly and validly authorized and, when issued and delivered in accordance with the terms of the underwriting Agreement filed as Exhibit 1.1 to the Registration Statement, will be validly issued, fully paid and nonassessable, (ii) the Warrant Shares have been duly and validly authorized and, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, (iii) the Underwriter's Stock Warrants and the Underwriter's Option Warrants have been duly and validly authorized, and when issued and paid for in accordance with the terms of the Warrant Agreements filed as Exhibits 4.2 to the Registration Statement, will be validly issued, fully paid and nonassessable and (iv) the Underwriter's Warrant Shares have been duly and validly authorized and, when issued and paid for in accordance with the terms of the Underwriter's Stock Warrants, will be validly issued, fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations promulgated thereunder.

                                      Sincerely,

                                      GREENBERG TRAURIG HOFFMAN
                                      LIPOFF ROSEN & QUENTEL, P.A.


                                      By:        /s/ Gary M. Epstein
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                                                  Gary M. Epstein